  As filed with the Securities and Exchange Commission on November 2, 1994

                                             Registration No. 33-_____________
  ____________________________________________________________________________


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           -------------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           -------------------------


                            HOUGHTON MIFFLIN COMPANY
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 Massachusetts                         04-1456030E
          -------------------------------          -------------------
          (State or other jurisdiction of            (I.R.S. Employer
          incorporation or organization)           Identification No.)


         222 Berkeley Street, Boston, Massachusetts 02116, 617-351-5000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          --------------------------


                            HOUGHTON MIFFLIN COMPANY
                          1992 STOCK COMPENSATION PLAN
                              (Full Title of Plan)


                              PAUL D. WEAVER, ESQ.
                   Senior Vice President and General Counsel
                              222 Berkeley Street
                          Boston, Massachusetts  02116
                                  617-351-5000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ----------------------------

                        Calculation of Registration Fee

                                            Proposed         Proposed
                                            maximum          maximum
                                Amount      offering         aggregate         Amount of
Titles of securities            to be        price           offering        registration
  to be registered          registered (1)  per share         price              fee
- --------------------        --------------  ---------        ---------       ------------
Common Stock, par
value $1.00 per share          65,000       $45.81(2)       $2,977,650         $8,635.19

- -----------------------------------------------------------------------------------------

(1)  Plus such additional number of shares as may be required pursuant to the plan in the event of a stock dividend, stock split, recapitalization or other similar event.

(2)  This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act solely for the purpose of determining the amount of the registration fee and is based upon the market value of outstanding shares of Houghton Mifflin Company Common Stock on
     October 31, 1994, utilizing the average of the high and low sale prices reported on the New York Stock Exchange on that date.

The contents of the registrant's registration statement on Form S-8, file no. 33-51098, are incorporated herein by reference.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on November 2, 1994.



                                            HOUGHTON MIFFLIN COMPANY



                                            By: /s/ Nader F. Darehshori
                                                -----------------------------
                                                Nader F. Darehshori, Chairman
                                                of the Board, President and
                                                Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                                 TITLE                         DATE
- ---------                                 -----                         ----
Principal Executive Officer:

/s/ Nader F. Darehshori                   Chairman of the               November 2, 1994
- ----------------------------------        Board, President,
Nader F. Darehshori                       Chief Executive
                                          Officer and Director

Principal Financial and Accounting
Officer:

/s/ Stephen O. Jaeger                     Executive Vice President,     November 2, 1994
- ----------------------------------        Chief Financial Officer,
Stephen O. Jaeger                         Treasurer and Director


Joseph A. Baute*                          Director                      November 2, 1994
- ----------------------------------
Joseph A. Baute

SIGNATURE                                TITLE                 DATE
- ---------                                -----                 ----
Gail Deegan*                             Director        November 2, 1994
- ----------------------------------
Gail Deegan

James O. Freedman*                       Director        November 2, 1994
- ----------------------------------
James O. Freedman

Mary H. Lindsay*                         Director        November 2, 1994
- ----------------------------------
Mary H. Lindsay

Charles R. Longsworth*                   Director        November 2, 1994
- ----------------------------------
Charles R. Longsworth

John F. Magee*                           Director        November 2, 1994
- ----------------------------------
John F. Magee

Claudine B. Malone*                      Director        November 2, 1994
- ----------------------------------
Claudine B. Malone

Alfred L. McDougal*                      Director        November 2, 1994
- ----------------------------------
Alfred L. McDougal

George Putnam*                           Director        November 2, 1994
- ----------------------------------
George Putnam

Ralph Z. Sorenson*                       Director        November 2, 1994
- ----------------------------------
Ralph Z. Sorenson

DeRoy C. Thomas*                         Director        November 2, 1994
- ----------------------------------
DeRoy C. Thomas


*By: /s/ Paul D. Weaver
     -----------------------------
     Attorney-in-fact

                                 EXHIBIT INDEX



         Exhibit No.                Description
         -----------                -----------
            5            Opinion of Goodwin, Procter & Hoar

           23.1          Consent of Ernst & Young

           23.2          Consent of Goodwin, Procter & Hoar
                           (included in Exhibit 5 of this
                           registration statement)

           24            Power of Attorney